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                               SERVICES AGREEMENT

    THIS SERVICE AGREEMENT ("Agreement") is made and entered into as of the 1st day of September 1997, by and among

    COMMODORE ENVIRONMENTAL SERVICES, INC., a Delaware corporation with principal offices in New York, New York (hereinafter "Environmental"), and

    COMMODORE APPLIED TECHNOLOGIES, INC., a Delaware corporation with principal offices in New York, New York (hereinafter "Applied"), and

    COMMODORE SEPARATION TECHNOLOGIES, INC., a Delaware corporation with principal offices in Atlanta, Georgia (hereinafter "Separation"), and

    COMMODORE REMEDIATION TECHNOLOGIES, INC., a Delaware corporation with principal offices in Houston, Texas (hereinafter "Advanced"), and

    COMMODORE LABORATORIES, INC., a Delaware corporation with principal offices in Marengo, Ohio (hereinafter "Laboratories"), and

    COMMODORE TECHNOLOGIES, INC., a Delaware corporation with principal offices in Wilmington, Delaware (hereinafter "Technologies"), and

    ADVANCED SCIENCES, INC., a New Mexico corporation with principal offices in Albuquerque, New Mexico (hereinafter "ASI"), and

    CFC TECHNOLOGIES, INC., a Delaware corporation with principal offices in Atlanta, Georgia (hereinafter "CFC"), and

    COMMODORE REFRIGERANT TECHNOLOGIES, INC., a Delaware corporation with principal offices in Atlanta, Georgia (hereinafter "Refrigerant"), and

    COMMODORE GOVERNMENT ENVIRONMENTAL TECHNOLOGIES, INC., a Delaware corporation with principal offices in Houston, Texas (hereinafter "Governmental"),

all of which companies are hereinafter referred to as "Companies".

                                   WITNESSETH

    WHEREAS, the Companies are all affiliated companies through common ownership, and



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    WHEREAS, the Companies are all pursuing material science technologies and to varying degrees have common markets and customers, and common business perspectives, and

    WHEREAS, some of the Companies do not have support and administrative infrastructures and need to obtain such services from third parties, while other of the Companies do have some such support and administrative services personnel, and

    WHEREAS, some of the Companies are sharing common facilities and are sharing common executives, and

    WHEREAS, some of the Companies are able to provide personnel and expertise in certain operational areas, such as marketing, research and development, manufacturing, engineering, and the provision of other technical services, and some of the Companies are in need of such assistance, and

    WHEREAS, the Companies are interested in cooperating in sharing costs where appropriate and in cooperating on joint endeavors and projects from time to time, all to the benefit of some of the Companies specifically and all of the Companies generally, and

    WHEREAS, the Companies are interested in ensuring that any cost sharing is done equitably and accurately,

    NOW THEREFORE, in consideration of the foregoing and the mutual promises and conditions hereinafter set forth, the parties hereto do hereby agree as follows:

    1. Term. This Agreement shall take effect on September 1, 1997, and shall remain in effect for a period of five years, unless earlier terminated by the parties by mutual agreement, provided, however that any of the Companies may earlier terminate its participation in this Agreement by giving written notice to all of the other parties hereto thirty (30) days prior to its withdrawal from Agreement. Any such withdrawal shall not affect the then-accrued rights of the parties which shall remain in full force and effect.


    2. Services. The parties agree that the services covered by this Agreement include, but are not necessarily limited to, accounting, financial management, including supervising and administering banking relationships, insurance and risk management, credit, management of payables and accounts receivable, tax preparation and planning, human resource and personnel management and administration, information systems, purchasing and procurement, legal and corporate secretarial (provided that nothing herein shall be construed to imply that an attorney shall practice law in a state in which he or she is not licensed to practice), executive management, sales and marketing, manufacturing, distribution and traffic, customer relations, public relations, research and development, engineering, technical assistance, product design, development and maintenance, patenting, and other areas of service such as are appropriately and necessarily required in the operations of a company such as the Companies (all of the foregoing are jointly and severally referred to as hereafter as "Services").



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    3. Compensation

       (a) The parties shall designate an officer, generally the Chief Financial Officer of a party, who shall supervise payments hereunder.

       (b) Services provided by one party to one or more other parties hereunder shall be equitably charged in accordance with the following principles:

           1. Professional employees shall be charged on the basis of time actually worked as a percentage of salary (including cost of benefits) attributable to that professional. Such employees shall keep accurate records of the time worked on behalf of another party to this agreement. Charges for clerical employees shall track the charges of the supervisory professional employee.

           2. Charges for offices, including rent, utilities, office services, and all other routine charges regularly incurred in the normal course of business, shall be apportioned to the professionals working in the office on the basis of salary, and then charged to any party in respect of whom the professional is working based upon time actually worked.

           3. Charges from third parties, including but not limited to consultants, lawyers, accountants, and similarly, shall be levied against the party actually receiving the benefit of the services. Best efforts shall be exerted to ensure that third parties themselves keep accurate records as to which company they are performing services.

       (c) Any issues arising under this provision shall be settled by the officers designated under Clause 3(a) above.

       (d) No fees shall be levied upon services rendered hereunder inasmuch as the parties agree that each party to this Agreement shall benefit equally from this Agreement.

       (e) Payments hereunder shall be made by a party within thirty (30) days after the close of a quarter during which receipt of a billing from another party has occurred, by check or wire transfer in accordance with the billing instructions of the billing party. Any billings hereunder shall be supported by such documentation as the party being charged may reasonably require.

       (f) Applied shall act as a coordinator of billings and payments hereunder on behalf of itself and other parties hereunder. It shall also coordinate receipt of third parties billings, analysis of supporting documentation, and allocation of charges to the appropriate parties hereunder, subject to the other provisions of this Agreement.

    4. Parties to the Agreement. Additional parties ("After-adhering Parties") may adhere to this Agreement and become full parties to this Agreement, with the agreement of the initial parties ("Initial Parties") hereto. If any of the parties named herein shall not execute this Agreement, all parties hereto that have executed this Agreement shall



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nevertheless be fully bound one to another. If any of the Initial Parties shall withdraw from the Agreement, all remaining Initial Parties to the Agreement shall continue to be fully bound one to another.

    5. Agreement Between Separation and CFC. The Services Agreement between Separation and CFC dated April 8, 1997, shall be terminated and of no further force and effect, subject to the then-accrued rights of the parties with the effective date of this Agreement.

    6. Audit. Any party hereto may audit the books and records of any other party hereto in respect of billings hereunder upon reasonable notice and during normal business hours.

    7. Indemnification. Each party hereto agrees to indemnify and hold harmless the other parties hereto against and in respect of any and all claims, suits, actions, proceedings, investigations, judgments, deficiencies, damages, settlements, liabilities, and legal and other expenses (collectively "Losses") as and when incurred, arising out of, in connection with or based upon any act or omission, or alleged act or omission, by the indemnified party in connection with its performance or non-performance hereunder. The indemnified party has to give the indemnifying party prompt notice of any claim asserted or threatened against it in respect of which indemnification is sought (though indemnification shall not be conditioned upon receipt of such notice). Indemnification hereunder is conditioned upon the indemnified party having acted in good faith and in a manner believed to be in the best interests of the indemnifying party and within the scope of authority set forth hereunder.

    8. Notices. All notices required or permitted hereunder shall be in writing and mailed or sent by facsimile to the chief financial officer of the party receiving the notice at its principal office.

    9. Assignment. Neither this Agreement nor any rights or obligations hereunder may be transferred, assigned, or delegated, in whole or in part, by any party without the written consent of all other parties to this Agreement. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns, but no other persons shall acquire or have any rights under this Agreement.

    10. Choice of law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without reference to conflict or choice of laws principles.

    IN WITNESS HEREOF, and intending to be legally bound, the parties have duly executed this Agreement with effect as of September 1, 1997.


    COMMODORE ENVIRONMENTAL SERVICES, INC.

    By: /s/ Paul E. Hannesson
        ---------------------

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    COMMODORE APPLIED TECHNOLOGIES, INC.

    By: /s/ Paul E. Hannesson
        ---------------------


    COMMODORE SEPARATION TECHNOLOGIES, INC.

    By: /s/ Paul E. Hannesson
        ---------------------


    COMMODORE REMEDIATION TECHNOLOGIES, INC.

    By: /s/ Paul E. Hannesson
        ---------------------


    COMMODORE LABORATORIES, INC.

    By: /s/ Paul E. Hannesson
        ---------------------


    COMMODORE TECHNOLOGIES, INC.

    By: /s/ Paul E. Hannesson
        ---------------------


    ADVANCED SCIENCES, INC.

    By: /s/ Paul E. Hannesson
        ---------------------


    CFC TECHNOLOGIES, INC.

    By: /s/ Paul E. Hannesson
        ---------------------


    COMMODORE REFRIGERANT TECHNOLOGIES, INC.

    By: /s/ Paul E. Hannesson
        ---------------------


    COMMODORE GOVERNMENT ENVIRONMENTAL TECHNOLOGIES, INC.

    By: /s/ Paul E. Hannesson
        ---------------------